Exhibit 5.1

Union Trust Building

501 Grant Street | Suite 850 |Pittsburgh, PA 15219

blankrome.com

Phone:	412-932-2800

Fax:	412-932-2777

July 28, 2020

Mastech Digital, Inc.

1305 Cherrington Parkway, Suite 400

Moon Township, PA

Ladies and Gentlemen:

We have acted as counsel to Mastech Digital, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (as it may be amended or supplemented from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering, from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, by the Company of the following securities in an indeterminate amount of: (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (ii) shares of preferred stock of the Company, without par value (the “Preferred Stock”), which may be issued in one or more series; (iii) debt securities of the Company (“Debt Securities”), which may be issued in one or more series; (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock, or Debt Securities, or any combination of such securities (“Warrants”); (v) units consisting of any combination of shares of Common Stock, shares of Preferred Stock, Debt Securities, and/or Warrants (“Units”); and (vi) subscription rights to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants or Units, or any combination of such securities (“Subscription Rights”). The Registration Statement also covers the resale by certain shareholders of the Company (the “Selling Shareholders”) of up to 1,675,000 shares of the Common Stock of the Company (the “Selling Shareholder Shares”).

The offering of Common Stock, Preferred Stock, Debt Securities, Warrants, Units and Subscription Rights (collectively, the “Registered Securities”) will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Debt Securities will be issued pursuant to an indenture between the Company and a trustee to be appointed in the future (the “Trustee”) in the form filed as an exhibit to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”).

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In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the form of the Indenture, (iii) resolutions adopted by the Board of Directors of the Company (the “Board”), (iv) the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Amended and Restated Bylaws (“Bylaws”), each as presently in effect; and (v) such other corporate records, agreements, certificates, including, but not limited to, certificates or comparable documents of public officials and of officers and representatives of the Company, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereinafter expressed.

In rendering this opinion, we have assumed, without inquiry, (i) the due authorization, execution, authentication and delivery by all persons of the Registration Statement and each of the documents related thereto; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; (iv) the legal capacity of all natural persons and the genuineness of all signatures on the Registration Statement and all documents submitted to us; and (v) that the books and records of the Company are maintained in accordance with proper corporate procedures.

In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto had or will have the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and (except to the extent we have opined on such matters below) the validity and binding effect on such parties.

In addition, we have assumed that all Registered Securities offered pursuant to the Registration Statement will be issued and sold (i) in compliance with all applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and any Prospectus Supplement, and (ii) only upon payment of the consideration fixed therefor in accordance with the terms and conditions of any applicable purchase, underwriting or similar agreement and any governing document relating to the particular offering of Registered Securities, including the Articles of Incorporation and any Indenture (and any amendment or supplement to any of the foregoing), and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein with respect thereto.

In addition, we have assumed that (i) any purchase, underwriting or similar agreement with respect to any Registered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ii) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws at the time the Registered Securities are offered or issued, as contemplated by the Registration Statement, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) a Prospectus Supplement or term sheet will have been prepared and filed with the

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Commission describing the Registered Securities offered thereby and will comply at all relevant times with all applicable laws; (iv) the Indenture and indenture trustee will have been duly qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on a Form T-1 will have been filed with the Commission with respect to such trustee; (v) the choice of New York law to govern the Indenture is a valid and legal provision; (vi) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary (A) to issue and sell the Registered Securities being offered, and (B) to execute and deliver the Indenture, purchase, underwriting or similar agreement, or other applicable operative document; (vii) any securities issuable upon conversion, exchange, redemption or exercise of any Registered Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and, with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Articles of Incorporation and not otherwise reserved for issuance; (viii) at the time of issuance of the Registered Securities, the Company is validly subsisting under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance; (ix) at the time of issuance of the Registered Securities, the Articles of Incorporation and the Bylaws are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof; and (x) the terms, execution and delivery of the Registered Securities (A) do not result in breaches of, or defaults under, agreements or instruments by which the Company is bound or violations of applicable laws, and (B) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon, and assumed the accuracy of, statements and representations of officers and other representatives of the Company and others.

Based on the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1.    The Selling Shareholder Shares have been validly issued and are fully paid and non-assessable.

2.    The Common Stock will be validly issued, fully paid and non-assessable, when (i) the Board or a committee thereof has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or, if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Articles of Incorporation and the Bylaws, either (A) in

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accordance with the applicable purchase, underwriting or similar agreement approved by the Board or a committee thereof or (B) upon conversion, exchange or exercise of any other security in accordance with the terms of the security or the instrument governing the security providing for the conversion, exchange or exercise as approved by the Board or a committee thereof.

3.    The Preferred Stock will be validly issued, fully paid and non-assessable, when (i) the Board or a committee thereof has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania, as required by applicable law; and (ii) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered, or, if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Articles of Incorporation and the Bylaws, either (A) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board or a committee thereof; or (B) upon conversion, exchange or exercise of any other security in accordance with the terms of the security or the instrument governing the security providing for the conversion, exchange or exercise as approved by the Board or a committee thereof.

4.    The Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms when: (i) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee; (ii) the Board or a committee thereof has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and in accordance with the applicable purchase, underwriting or similar agreement approved by the Board or a committee thereof, and (iv) any Registered Securities that are issuable upon conversion of such Debt Securities have been duly authorized and approved (and, if applicable, reserved for issuance) by all necessary corporate action by the Board of Directors.

5.    The Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms when (i) the Board or a committee thereof has taken all necessary corporate action to approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement and the applicable purchase, underwriting or similar agreement approved by the Board or a committee thereof.

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6.    The Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms when (i) the Board or a committee thereof has taken all necessary corporate action to approve the issuance and terms of the Units, the terms of the offering thereof and related matters; (ii) the purchase agreement for the Units has been duly authorized and validly executed and delivered by the parties thereto; and (iii) the Units have been duly executed and delivered in accordance with the appropriate purchase agreement and the applicable purchase, underwriting or similar agreement approved by the Board or a committee thereof.

7.    The Subscription Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms when (i) the Board or a committee thereof has taken all necessary corporate action to approve the issuance and terms of the Subscription Rights, the terms of the offering thereof and related matters; and (ii) the subscription rights agreement, if any, relating to Subscription Rights has been duly authorized and validly executed and delivered by the parties thereto; and (iii) certificates representing the Subscription Rights have been duly executed, countersigned, registered and delivered in accordance with the appropriate subscription rights agreement, if any, and the applicable purchase, underwriting or similar agreement approved by the Board or a committee thereof.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

a.

Our opinions herein reflect only the application of applicable laws of the Commonwealth of Pennsylvania and the State of New York. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same that may occur after the Registration Statement becomes effective. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise after the Registration Statement becomes effective. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

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b.

Our opinions set forth above are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, receivership, rearrangement, liquidation, conservatorship and other similar laws or equitable principles affecting or related to the rights and remedies of creditors generally, including, without limitation, laws relating to fraudulent conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain remedies; (iv) an implied covenant of good faith and fair dealing; (v) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; (vi) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency; and (vii) the availability of equitable remedies, including, without limitation, specific performance or injunctive relief.

c.

Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

d.

We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in the Indenture or other agreements which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

e.

We express no opinion as to the enforceability of any provision in the Indenture, warrant agreements, unit purchase agreements, subscription rights agreements or other agreements purporting or attempting to (i) confer exclusive jurisdiction

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and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue; (ii) confer subject matter jurisdiction on a court not having independent grounds therefor; (iii) modify or waive the requirements for effective service of process for any action that may be brought; (iv) waive the right of the Company or any other person to a trial by jury; (v) provide that decisions by a party are conclusive; or (vi) modify or waive the rights to claims, notice, legal defenses, rights granted by law, subrogation, opportunity for hearing, evidentiary requirements, statutes of limitations, other procedural rights or other benefits that cannot be waived under applicable law.

f.

We express no opinion as to the enforceability of (i) consents to, or restrictions upon, judicial relief; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) waivers of broadly or vaguely stated rights; (iv) provisions for exclusivity, election or cumulation of rights or remedies; (v) provisions authorizing or validating conclusive or discretionary determinations; (vi) grants of setoff rights; (vii) proxies, powers and trusts; (viii) restrictions upon non-written modifications and waivers; (ix) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; or (x) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

g.

In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon; (ii) compliance with laws relating to permissible rates of interest; or (iii) the creation, validity, perfection or priority of any security interest or lien.

h.

You have informed us that you intend to issue the Registered Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Registered Securities you will afford us an opportunity to review the operative documents pursuant to which such Registered Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Registered Securities.

We hereby consent to the reference to us under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the prospectus within the meaning of the term “expert” as used in

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Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ BLANK ROME LLP
BLANK ROME LLP